Exhibit 10.1

CASCADE NATURAL GAS CORPORATION

$40,000,000 5.79% Senior Notes
due March 8, 2037

NOTE PURCHASE AGREEMENT

Dated as of March 1, 2007

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6. REPRESENTATIONS OF THE PURCHASER.		10
6.1.	Purchase for Investment.	10
6.2.	Source of Funds.	10

7. FINANCIAL INFORMATION.		12

8. PAYMENTS ON NOTES.		13
8.1.	Place of Payment.	13
8.2.	Home Office Payment.	13

9. EXPENSES, ETC.		14
9.1.	Transaction Expenses.	14
9.2.	Survival.	14

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.		14

11. AMENDMENT AND WAIVER.		15
11.1.	Requirements.	15
11.2.	Solicitation of Holders of Notes.	15
11.3.	Binding Effect, etc.	16
11.4.	Notes held by Company, etc.	16

12. NOTICES.		16

13. REPRODUCTION OF DOCUMENTS.		17

14. CONFIDENTIAL INFORMATION.		17

15. MISCELLANEOUS.		18
15.1.	Successors and Assigns.	18
15.2.	Severability.	18
15.3.	Construction.	18
15.4.	Counterparts.	18
15.5.	Governing Law.	18

SCHEDULE A	— Information Relating to Purchaser
SCHEDULE B	— Defined Terms
SCHEDULE 5.4	— Subsidiaries
SCHEDULE 5.7	— Governmental Authorizations, etc.
SCHEDULE 5.14	— Use of Proceeds
SCHEDULE 5.15	— Existing Debt, Liens, Indenture Amendments and Supplements
EXHIBIT 1.2	— Form of Supplemental Indenture
EXHIBIT 4.4(a)	— Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b)	— Form of Opinion of Special Counsel for the Purchaser

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CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North
Seattle, WA 98109
(206) 624-3900
Fax:  (206) 654-4025

$40,000,000 5.79% Senior Notes due March 8, 2037

Dated as of March 1, 2007

TO THE PURCHASER LISTED IN THE

ATTACHED SCHEDULE A:

Ladies and Gentlemen:

CASCADE NATURAL GAS CORPORATION, a Washington corporation (the “Company”), agrees with you as follows:

1.             AUTHORIZATION OF NOTES.

1.1.         Authorization of the Notes.

The Company has authorized the issue and sale of $40,000,000 aggregate principal amount of its 5.79% Senior Notes due March 8, 2037 (the “Notes”, such term to include any such Notes issued in substitution therefor pursuant to the terms and provisions of the Supplemental Indenture (as hereinafter defined) and the Indenture (as hereinafter defined)).  The Notes shall be substantially in the form set out in Exhibit A to the Supplemental Indenture, with such changes therefrom, if any, as may be approved by you and the Company.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.         Description of the Notes.

The Notes shall be dated the date of issue and shall bear interest on the unpaid principal balance thereof from the date of issuance at the rate of 5.79% per annum.  The Notes are to be issued under and in accordance with a Supplemental Indenture dated on or about March 8, 2007 (the “Supplemental Indenture”) between the Company and The Bank of New York Trust Company, N.A., a national banking association, in its capacity as successor trustee (together with any successors and assigns in such capacity, the “Trustee”), which shall be substantially in the form attached hereto as Exhibit 1.2.  The Supplemental Indenture is a supplement to the Indenture dated as of August 1, 1992 between the Company and The Bank of New York, as original trustee, as amended and supplemented from time to time (the “Indenture”).  The Notes shall have such characteristics as set forth in the Supplemental Indenture.

2.             SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.

3.             CLOSING.

The sale and purchase of the Notes to be purchased by you shall occur at the offices of Foley & Lardner LLP, 321 North Clark Street, Suite 2800, Chicago, Illinois 60610-4764, at 9:00 a.m., Chicago time, at a closing (the “Closing”) on March 8, 2007 or on such other Business Day thereafter on or prior to March 15, 2007 as may be agreed upon by the Company and you.  At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the bank account of the Company specified in the funding instruction letter provided pursuant to Section 4.10.  If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3 upon tender of payment therefor, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.             CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.         Representations and Warranties.

The representations and warranties of the Company in this Agreement and the Supplemental Indenture shall be correct when made and at the time of the Closing.

4.2.         Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement, the Supplemental Indenture and the Indenture required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

4.3.         Compliance Certificates.

(a)           Officer’s Certificate.  The Company shall have delivered to you an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

(b)           Company’s Secretary’s Certificate.  The Company shall have delivered to you a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Supplemental Indenture.

4.4.         Opinions of Counsel.

You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Kirkpatrick & Lockhart Preston Gates Ellis LLP special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you) and (b) from Foley & Lardner LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.         Purchase Permitted By Applicable Law, etc.

On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.         Payment of Special Counsel Fees.

Without limiting the provisions of Section 9.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.7.         Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Foley & Lardner LLP for the Notes.

4.8.         Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.9.         Supplemental Indenture.

The Supplemental Indenture shall have been duly executed and delivered by the Company and the Trustee and shall constitute the legal, valid and binding contract and agreement of each such Person.  All instruments, certificates, opinions and other documents required under the Supplemental Indenture and the Indenture in connection with the execution, delivery and performance of the Notes shall have been duly authorized, executed and delivered.

4.10.       Funding Instructions.

At least three Business Days prior to the date of the Closing, you shall have received written instructions signed by a Responsible Officer on letterhead of the Company setting forth the wiring instructions specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.       Execution, Authentication and Delivery of Notes.

The Note or Notes to be purchased by you shall have been duly executed and delivered by the Company and duly authenticated and delivered by the Trustee to you.

4.12.       Approvals.

The Company shall have furnished to you and your special counsel true and correct copies of all certificates, approvals, authorizations, consents, recordings and filings necessary for the execution, delivery or performance by the Company of this Agreement, the Notes, the Supplemental Indenture and the Indenture, including any consents and approvals referred to in Section 5.7 and in the Indenture.

4.13.       Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

5.1.         Organization; Power and Authority.

The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes, the Supplemental Indenture and the Indenture and to perform the provisions hereof and thereof.

5.2.         Authorization, etc.

This Agreement, the Notes, the Supplemental Indenture and the Indenture have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Indenture constitute, and upon execution and delivery thereof each Note and the Supplemental Indenture will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.         Disclosure.

The Company has made available through its public filings to you a copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, and its Current Report on Form 8-K dated February 6, 2007, each of which has been filed with the SEC under the Exchange Act (such reports, together with such other reports as may be subsequently filed by the Company with the SEC pursuant to §13(a) or §15(d) of the Exchange Act, the “Disclosure Documents”).  The Disclosure Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since September 30, 2006 there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.         Subsidiaries.

Except as set forth on Schedule 5.4, the Company does not have any Subsidiaries.

5.5.         Financial Statements.

The financial statements of the Company included in the Disclosure Documents (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.         Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement, the Notes, the Supplemental Indenture and the Indenture will not (i) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except for violations of any such statute, rule or regulation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.7.         Governmental Authorizations, etc.

Except as set forth on Schedule 5.7, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes, the Supplemental Indenture or the Indenture.

5.8.         Litigation; Observance of Statutes and Orders.

(a)           Except as set forth in the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)           Except as set forth in the Disclosure Documents, neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws and the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.         Taxes.

The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended September 30, 1996.

5.10.       Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title, rights of way, easements and/or leasehold interests in or to their respective Material properties, including all such properties reflected in the most recent audited balance sheet included in the Disclosure Documents or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.  All Material leases, rights of way and easements are valid and subsisting and are in full force and effect in all material respects.

5.11.       Licenses, Permits, etc.

The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12.       Compliance with ERISA.

(a)           The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)           The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001(a)(16) of ERISA and the terms “current value” and “present value” have the meanings specified in sections 3(26) and 3(27) of ERISA.

(c)           The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)           The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is as is disclosed in the Disclosure Documents.

(e)           The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.       Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and not more than 3 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.       Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to repay, at such times and in such amounts as the Company determines, in its discretion, Debt of the Company as set forth in Schedule 5.14 and for general corporate purposes.  No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.       Existing Debt; Future Liens.

(a)           All outstanding Debt of the Company and its Subsidiaries as of December 31, 2006 which was required to be included on the consolidated balance sheet of the Company and its Subsidiaries as of that date in accordance with GAAP was properly included on the consolidated balance sheet of the Company and its Subsidiaries as of that date that was included in the Company’s Form 10-Q for the fiscal quarter ended December 31, 2006.  Since December 31, 2006, there has been no Material increase in the amount of Debt of the Company or its Subsidiaries in the aggregate, other than as described on Schedule 5.15.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Debt of the Company or any Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Supplemental Indenture and the Indenture.

(c)           Except pursuant to supplemental indentures listed on Schedule 5.15, the Indenture has not been amended, supplemented or otherwise modified.

5.16.       Foreign Assets Control Regulations, Anti-Terrorism Order, etc.

(a)           Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (c) the Anti-Terrorism Order or (d) the United States Foreign Corrupt Practices Act of 1997, as amended.  Without limiting the foregoing, neither the Company nor any Subsidiary (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions, or is otherwise associated, with any such person.

(b)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such act applies to the Company.

5.17.       Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act, as amended.  The Company is a public utility subject to regulation as a public utility company in the State of Oregon.

6.             REPRESENTATIONS OF THE PURCHASER.

6.1.         Purchase for Investment.

You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.  You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.         Source of Funds.

You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.             FINANCIAL INFORMATION.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)           Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC if required) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of,

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

(ii)           consolidated statements of income and changes in stockholders’ equity of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

(iii)          consolidated statements of cash flows of the Company and its Subsidiaries for such quarter or (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at:  http://www.cngc.com) (such availability thereof being referred to as “Electronic Delivery”); and

(b)           Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC, if required) after the end of each fiscal year of the Company, copies of,

(i)            a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)           consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof.

8.             PAYMENTS ON NOTES.

8.1.         Place of Payment.

Subject to Section 8.2, payments of principal, and premium, if any, and interest becoming due and payable on the Notes shall be made in accordance with the terms and provisions of the Supplemental Indenture and the Indenture.

8.2.         Home Office Payment.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 8.1 or in Sections 1106 and 1107 of the Indenture or such Note to the contrary, the Company will pay or cause the Trustee or any Paying Agent (as defined in the Indenture) to pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that following payment or prepayment in full of any Note, you shall promptly surrender such Note for cancellation to the Company at its principal executive office or to the Trustee at its principal corporate trust office.  Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company or the Trustee in exchange for a new Note or Notes pursuant to the terms of the Indenture.  The Company will afford the benefits of this Section 8.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under the Supplemental Indenture and this Agreement and that has made the same agreement relating to such Note as you have made in this Section 8.2.

9.             EXPENSES, ETC.

9.1.         Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required, one local or other counsel) incurred by you or holders of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Indenture or the Supplemental Indenture (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Indenture or the Supplemental Indenture, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Indenture, the Supplemental Indenture and the Notes, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the Securities Valuation Office of the National Association of Insurance Commissioners; provided that such costs and expenses under this clause (c) shall not exceed $3,000.  The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by, or claiming to act on behalf of, you or holders of a Note).

9.2.         Survival.

The obligations of the Company under this Section 9 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

10.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Supplemental Indenture, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement, the Supplemental Indenture or the Indenture shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes, the Supplemental Indenture and the Indenture embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

11.          AMENDMENT AND WAIVER.

11.1.       Requirements.

In addition to and not in limitation of any rights of a Holder to amend or waive any provision of the Indenture, or consent to an amendment or waiver thereof, this Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby amend any of Sections 11 or 14.

11.2.       Solicitation of Holders of Notes.

(a)           Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, the Supplemental Indenture or the Indenture.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding that also enters into any waiver or amendment of any of the terms and provisions hereto.  If any such remuneration is paid to any holder of Notes that for any reason does not enter into any waiver or amendment of any of the terms and provisions hereof, such remuneration shall also be paid to all other non-consenting holders.

(c)           Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 11.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

11.3.       Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” or “the Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11.4.       Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

12.          NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)            if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii)           if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)          if to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 12 will be deemed given only when actually received, or when a bona fide attempt to make such delivery has failed because of a failure of the recipient to accept such delivery during normal business hours.

13.          REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, electronic, digital, or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 13 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

14.          CONFIDENTIAL INFORMATION.

For the purposes of this Section 14, “Confidential Information” means information delivered to you with respect to the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, the Supplemental Indenture or the Indenture that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary, or (d) constitutes financial statements delivered to you that are otherwise publicly available.  You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement, the Supplemental Indenture and the Indenture.  Notwithstanding the foregoing, in the event any holder of a Note is compelled to disclose Confidential Information pursuant to clauses (viii)(w) - (y) of the preceding sentence, such holder shall use its reasonable best efforts to give the Company prompt notice of such pending disclosure and, to the extent practicable, the opportunity to seek a protective order or to pursue such further legal action as may be necessary to preserve the privileged nature and confidentiality of the Confidential Information.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 14.

15.          MISCELLANEOUS.

15.1.       Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

15.2.       Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

15.3.       Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

15.4.       Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

15.5.       Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

CASCADE NATURAL GAS CORPORATION

By:	/s/ David Stevens
Name:	David W. Stevens
Title:	President and Chief Executive Officer

S-1

The foregoing is agreed
to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:	/s/ Marina Mavrakis
Name: Marina Mavrakis
Title: Managing Director

S-2

SCHEDULE A

INFORMATION RELATING TO PURCHASER

Name of Purchaser	Principal Amount of Notes to be Purchased

Teachers Insurance and Annuity Association of America	$40,000,000

(1)           All payments on or in respect of the Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.

ABA # 021-000-021

Account Number: 900-9-000200

Account Name:  TIAA

For Further Credit to the Account Number: G07040

Reference:  PPN: 147339 F#7/Cascade Natural Gas Corporation

Maturity Date: March 8, 2037/Interest Rate: 5.79%/P&I Breakdown

(2)           All notices with respect to payments and prepayments of the Notes shall be sent to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Securities Accounting Division

Phone: (212) 916-4109

Facsimile: (212) 916-6955

With a copy to:

JPMorgan Chase Bank, N.A.

P.O. Box 35308

Newark, New Jersey 07101

And to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Global Private Markets

Telephone:	(212) 916-6298 (Elizabeth Schulz)
(212) 916-4000 (General Number)
Email:	eschulz@tiaa-cref.org

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of the Notes, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)           All other notices and communications shall be delivered or mailed to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Global Private Markets

Telephone:	(212) 916-6298 (Elizabeth Schulz)
(212) 916-4000 (General Number)
Email:	eschulz@tiaa-cref.org

(4)           Deliver original Note to:

JPMorgan Chase Bank, N.A.

4 New York Plaza

Ground Floor Window

New York, New York 10004

For TIAA A/C #G07040

(5)           Tax ID No. 13-1624203

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Cascade Natural Gas Corporation, a Washington corporation.

“Confidential Information” is defined in Section 14.

“Debt” with respect to any Person means, at any time, without duplication,

(a)           its liabilities for borrowed money;

(b)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)           all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

1

(d)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities), provided that, if recourse for such liabilities is limited solely to the property secured by such Lien, then the amount of such liabilities shall not exceed the fair market value of such property;

(e)           all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) excluding undrawn amounts under any letters of credit for the account of such Person securing such Person’s obligations in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits; and

(f)            any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7(a).

“Environmental Laws” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law or agency requirement relating to the protection of the environment or the release of any materials into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” shall have the meaning set forth in the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)           the government of

(i)            the United States of America or any state or other political subdivision thereof, or

2

(ii)           any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)           otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“holder” shall have the meaning set forth in the Indenture.

“Indenture” is defined in Section 1.2.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b)  any holder of more than $2,000,000 in aggregate principal amount of the Notes at the time outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person

3

(including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Supplemental Indenture, the Indenture or the Notes, or (c) the validity or enforceability of this Agreement, the Supplemental Indenture, the Indenture or the Notes.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2.

“Notes” is defined in Section 1.1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” means the purchaser listed in Schedule A.

“QPAM Exemption” is defined in Section 6.2(d).

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

4

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient Voting Stock to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplemental Indenture” is defined in Section 1.2.

“this Agreement” or “the Agreement” is defined in Section 17.3.

“Trustee” is defined in Section 1.2.

“USA Patriot Act” means Public Law 107-56 of the United States of America, Uniting and Strengthening America by Providing Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Voting Stock” means the capital stock of any class or classes of a corporation, or equivalent interests in any other Person, having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or person performing similar functions (irrespective of whether or not at the time stock of any of the class or classes, or equivalent interests, shall have or might have special voting power or rights by reason of the happening of any contingency).

5

SCHEDULE 5.4

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Cascade Land Leasing Co.	Washington
CGC Properties, Inc.	Washington
CGC Resources, Inc.	Washington
CGC Energy, Inc.	Washington

SCHEDULE 5.7

GOVERNMENTAL AUTHORIZATIONS, ETC.

Approval of the Oregon Public Utility Commission and compliance with the reports and conditions set forth therein.

Notice to the Washington Utilities and Transportation Commission.

SCHEDULE 5.14

USE OF PROCEEDS

The proceeds of the sale of the Notes will be used to repay, at such times and in such amounts as the Company determines, in its discretion, for the redemption of the Company’s 7.50% Notes due November 15, 2031 and for general corporate purposes

SCHEDULE 5.15

EXISTING DEBT, LIENS, INDENTURE AMENDMENTS AND SUPPLEMENTS

(a)           None

(b)           None

(c)           First Supplemental Indenture, dated as of October 25, 1993, between Cascade Natural

Gas Corporation and The Bank of New York, as Trustee.

Second Supplemental Indenture, dated as of January 25, 2005, between Cascade Natural

Gas Corporation and The Bank of New York, as Trustee.

EXHIBIT 1.2

FORM OF THIRD SUPPLEMENTAL INDENTURE

CASCADE NATURAL GAS CORPORATION

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 8, 2007

Supplemental to Indenture Dated as of August 1, 1992

THIRD SUPPLEMENTAL INDENTURE, dated as of March 8, 2007, between Cascade Natural Gas Corporation, a corporation duly organized and existing under the laws of the state of Washington (herein called the “Company”), having its principal office at 222 Fairview Avenue North, Seattle, Washington 98109, and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”) to The Bank of New York, as original trustee (the “Original Trustee”), the Trustee having its principal corporate trust office at 700 South Flower Street, Suite 500, Los Angeles, California 90017.

RECITALS OF THE COMPANY

The Company and the Original Trustee have heretofore entered into an indenture dated as of August 1, 1992 (herein called the “Indenture”), to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Instruments”), unlimited as to principal amount, all as provided in the Indenture.  The Company and the Original Trustee have also entered into a First Supplemental Indenture dated as of October 25, 1993 and a Second Supplemental Indenture dated as of January 25, 2005, which by their terms are incorporated in the Indenture.

Section 901 of the Indenture provides that, without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, establishing the form or terms of Instruments of any series as permitted by Sections 201 or 301.

The Company, pursuant to the foregoing authority and pursuant to appropriate action of its Board of Directors, proposes in and by this Third Supplemental Indenture to establish a series of senior notes as hereinafter provided.

The Company represents that all conditions and requirements necessary to make this Third Supplemental Indenture, in the form and upon the terms hereof, a valid, binding and legal instrument, in accordance with its terms, and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery hereof, in the form and upon the terms hereof, have been in all respects duly authorized.

NOW, THEREFORE, for and in consideration of the premises and the execution and delivery by the Trustee of this Third Supplemental Indenture, it is mutually covenanted and agreed as follows:

SECTION 1.                                              DEFINED TERMS

For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, terms used herein in capitalized form and defined in the Indenture have the meanings specified in the Indenture.

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SECTION 2.           5.79% SENIOR NOTES DUE MARCH 8, 2037

In accordance with Section 301 of the Indenture, the Company hereby establishes a series of debt securities with the following terms and characteristics (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

(1)           the title of the Instruments of such series shall be “5.79% Senior Notes due March 8, 2037” (the “Notes”); the form of the Notes shall be in substantially the form attached hereto as Exhibit A, which form is hereby incorporated by reference herein as if fully set forth herein;

(2)           the aggregate principal amount of Notes to be authenticated and delivered under the Indenture shall be $40,000,000;

(3)           not applicable;

(4)           the principal of the Notes shall be due and payable on March 8, 2037 (the “Stated Maturity Date”), unless redeemed or otherwise repaid prior to the Stated Maturity Date as provided herein;

(5)           all Notes shall bear interest at the rate of 5.79% per annum until the principal thereof shall be paid.  Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semi-annually on March 8 and September 8, beginning September 8, 2007.  So long as there is no existing default in the payment of interest on the Notes, such interest shall be payable to the Person in whose name each such Note is registered on the March 1 or September 1 (whether or not a business day), as the case may be, next preceding the respective interest payment dates.  To the extent that the Company shall default in the payment of interest due on such interest payment date, such Defaulted Interest and to the extent permitted by law, during the continuance of an Event of Default, interest on such unpaid balance and on any overdue payment (including any overdue prepayment) of principal and on any overdue payment of any Make-Whole Amount shall be paid to the Person in whose name each such Note is registered on the Special Record Date at the rate of 7.79% per annum;

(6)           the corporate trust office of the Trustee’s affiliate, The Bank of New York, in the Borough of Manhattan, the City of New York, State of New York shall be the office or agency of the Company at which the principal of and interest on the Notes shall be payable and demands to or upon the Company with respect to the Notes and the Indenture may be served.  The address of this office is 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.  The Trustee or any Paying Agent on behalf of the Company will pay all sums becoming due on the Notes for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose in Schedule A of the Note Purchase Agreement dated as of March 1, 2007 by and among the Company and the purchaser party thereto (the “Note Purchase Agreement”), or by such other method or at such other address as any Holder complying with Section 8.2 of the Note Purchase Agreement shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon notwithstanding

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Sections 1106 and 1107 of the Indenture, except that following payment or redemption in full of any Note, the Holder shall promptly surrender such Note for cancellation to the Company at its principal executive office or to the Trustee at its principal corporate trust office.  Prior to any sale or other disposition of any Note the Holder will, at their election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company or the Trustee in exchange for a new Note or Notes pursuant to the terms of the Indenture;

(7)   (a)   the Notes, upon the mailing of notice in the manner provided in Section 1104 of the Indenture, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest of the principal amount being redeemed to the date of redemption plus the Make-Whole Amount applicable thereto.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be redeemed or is declared to be immediately due and payable pursuant to Section 502 of the Indenture, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1”  (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a)

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converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the terms of this Third Supplemental Indenture.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be redeemed or is declared to be immediately due and payable pursuant to Section 502 of the Indenture, as the context requires.

(b)           In addition to the notice requirements contained in Section 1104 of the Indenture, each notice of redemption shall be accompanied by a certificate of a Senior Financial Officer (as defined in the Note Purchase Agreement) as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation.  Two Business Days prior to such redemption, the Company shall deliver to each Holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the Redemption Date.

(c)           Notwithstanding anything to the contrary in Section 1103 of the Indenture, in the case of a partial redemption of the Notes, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.

(d)           In the case of each redemption of Notes, the principal amount of each Note to be redeemed shall mature and become due and payable on the Redemption Date (which

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shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note redeemed in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any redeemed principal amount of any Note;

(8)           not applicable;

(9)           the Company is not obligated to redeem or purchase the Notes pursuant to any sinking fund or any analogous provisions and the Notes are not subject to regularly scheduled prepayments prior to their Stated Maturity;

(10)         the Notes shall be issued in denominations of at least $1,000,000 each;

(11)         not applicable;

(12)         see Section 3 hereof; and

(13)         not applicable.

SECTION 3.                              EVENTS OF DEFAULT

For purposes of the Notes, an “Event of Default” as defined in paragraphs (1)-(2) of Section 501 of the Indenture shall be amended to read as follows:

“Event of Default” wherever used herein with respect to the Notes means any one of the following events:

(1)           failure to pay any interest on any Note for more than five Business Days after the same becomes due and payable; or

(2)           failure to pay any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration or otherwise;

A breach of any representation or warranty in Section 5 of the Note Purchase Agreement shall be deemed a breach by the Company of a warranty in the Indenture for purposes of Section 501(3) of the Indenture.  Except for the change specified in the preceding sentence, the provisions of Section 501(3) of the Indenture shall apply to the Notes as if set forth herein without change.

The provisions of Sections 501(4) through (6) of the Indenture shall apply to the Notes as if fully set forth herein without change.

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For purposes of the Notes, an acceleration of principal of the Notes pursuant to Section 502 of the Indenture shall be deemed to include the Make-Whole Amount in respect of such principal.

SECTION 4.                              INCORPORATION IN INDENTURE

From and after the date hereof, all provisions of this Third Supplemental Indenture shall be deemed to be incorporated in and made a part of the Indenture; and the Indenture and this Third Supplemental Indenture shall be read, taken, and construed as one and the same instrument.  In the event of any inconsistency between the terms of this Third Supplemental Indenture and the terms of the Indenture, the terms of this Third Supplemental Indenture shall control.

SECTION 5.                              GOVERNING LAW

This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.                              EFFECTIVENESS OF AMENDMENTS AND SUPPLEMENTS

The amendment and supplements to the Indenture made by this Third Supplemental Indenture shall have effect only with respect to the Notes, and shall not be effective as to instruments of any other series previously or hereafter issued under the Indenture.

SECTION 7.                              COUNTERPARTS

This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.                              OTHER SECTIONS OF INDENTURE NOT AFFECTED

All Articles, Sections, and portions of Sections of the Indenture other than those amended or supplemented as provided above are hereby ratified, confirmed, and continued in full force and effect.

SECTION 9.                              TRUSTEE DISCLAIMER

For the avoidance of doubt, the Trustee shall in no event be responsible for obtaining or determining (as applicable) the Make-Whole Amount, Discounted Value or Reinvestment Yield, nor for effecting any calculations hereunder.  In addition, the Trustee is not responsible for the sufficiency or validity of this Third Supplemental Indenture, nor for any recitals contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

CASCADE NATURAL GAS CORPORATION

By
David W. Stevens,
President and Chief Executive Officer

[SEAL]

Attest:

Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By
Name:
Its:

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EXHIBIT A

NO. R-	Date
$	PPN: 147339 F#7

CASCADE NATURAL GAS CORPORATION

5.79% Senior Note due March 8, 2037

CASCADE NATURAL GAS CORPORATION, a Washington corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, the sum of  [     ] Dollars, on the 8th day of March, 2037, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of 5.79% per annum, payable semi-annually on March 8 and September 8 in each year.  Payments of the principal of and interest on this Note, shall be made in such coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day, payment of the amounts due on this Note on such date may be made on the next succeeding Business Day, as if each such payment were made on the date such payment were due, and interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

Additional provisions of this Note are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

CASCADE NATURAL GAS CORPORATION

By:
David W. Stevens,
President and Chief Executive Officer

ATTEST:
Secretary

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CERTIFICATE OF AUTHENTICATION

This is one of the Instruments of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

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(Reverse Side of Note)

This Note is one of a duly authorized issue of Instruments of the Company issued and issuable in one or more series under an Indenture, dated as of August 1, 1992 (such Indenture, as supplemented, together with any constituent instruments establishing the terms of particular Instruments, being herein called the “Indenture”), of the Company to The Bank of New York Trust Company, N.A., as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.  This Note is one of the series designated on the face hereof as 5.79% Senior Notes due March 8, 2037 in the aggregate principal amount of $40,000,000.  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

The Notes may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption and the Make-Whole Amount applicable thereto.

Notice of redemption shall be given by mail to Holders of Notes, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.  Subject to Section 8.2 of the Note Purchase Agreement, dated as of March 1, 2007 (the “Note Purchase Agreement”), in the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.  Upon any such declaration, the Company shall also pay to the Holders of the Notes the Make-Whole Amount on the Notes, if any, determined as of the date the Notes shall have been declared due and payable.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in principal amount of the Outstanding Instruments of each series affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Instruments then Outstanding, on behalf of the Holders of all Instruments, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer or exchange of this Note is registrable in the Instrument Register, upon surrender of this Note for registration of transfer or exchange at the offices of the Trustee’s affiliate, The Bank of New York, in New York City, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Instrument Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees or to the Holder, as the case may be.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Notes are issuable only in registered form, without coupons, in denominations of at least $1,000,000.  As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like tenor and aggregate principal amount of Notes, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency designated by the Company from time to time.  The Company shall not be required to (a) issue, register the transfer of or exchange Notes during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for redemption or (b) issue, register the transfer of or exchange any Note so called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part (subject to Section 8.2 of the Note Purchase Agreement).

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

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FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or
other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Note of CASCADE NATURAL GAS CORPORATION and does hereby irrevocably constitute and appoint                          , Attorney, to transfer said Note on the books of the above-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

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EXHIBIT 4.4(a)

FORM OF OPINION OF COUNSEL
FOR THE COMPANY

The opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP, special counsel for the Company, shall be to the effect that:

1.             The Company is a corporation validly existing under the laws of the State of Washington.  The Company has the corporate power to own its properties and conduct its business as described in the Fact Certificate and to execute, deliver, and perform its obligations under the Agreement, the Notes, the Supplemental Indenture and the Indenture.

2.             The Company has taken all corporate action necessary to authorize the execution, delivery and performance of the Agreement.  The Company has duly executed and delivered the Agreement.  The Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

3.             The Company has taken all corporate action necessary to authorize the execution, delivery and performance of the Supplemental Indenture and the Indenture.  The Company has duly executed and delivered the Supplemental Indenture and the Indenture and, assuming due authorization, execution and delivery by the Trustee, the Supplemental Indenture and the Indenture are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

4.             The Company has taken all corporate action necessary to authorize the execution, delivery and performance of the Notes.  The Notes have been duly executed and delivered by the Company and when duly authenticated and delivered by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of the Agreement, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

5.             The execution, delivery and performance of the Agreement by the Company, the execution, delivery, issuance and sale of the Notes by the Company pursuant to the Agreement,

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the Supplemental Indenture and the Indenture, and the compliance by the Company with the provisions of the Supplemental Indenture, the Indenture, the Notes and the Agreement do not (i) violate the provisions of the Company’s Articles of Incorporation or By-Laws; (ii) violate or require a consent or authorization under any federal, Washington or Oregon statute, rule or regulation applicable to the Company and of the sort customarily applicable to transactions such as the issuance of the Notes; or (iii) breach of or constitute a default under any of the agreements or instruments listed as exhibits to the Disclosure Documents.

6.             Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes as contemplated by the Agreement do not require registration under the Securities Act of 1933, as amended, nor the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

7.             Neither the offer or sale of the Notes nor the use of proceeds thereof as contemplated by the Agreement violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

8.             The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Agreement will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.             On February 14, 2007, the Public Utility Commission of Oregon (the “Commission”) entered an order (the “Order”), which has become final, authorizing the issue and sale of the Notes by the Company upon the terms and conditions consistent with the Commission’s Order.  Our opinion in paragraph 5(ii) that execution, delivery and performance of the Agreement by the Company, the execution, delivery, issuance and sale of the Notes by the Company pursuant to the Agreement, the Supplemental Indenture and the Indenture, and the compliance by the Company with the provisions of the Supplemental Indenture, the Indenture, the Notes and the Agreement do not violate or require a consent or authorization under any Oregon statute, rule or regulation applicable to the Company and of the sort customarily applicable to transactions such as the issuance of the Notes is subject to the Company’s compliance with the terms and conditions in Appendix A to the Order.

The opinion of special counsel to the Company shall state that it may be relied upon as to matters of Washington law by Foley & Lardner LLP (including the matters covered by paragraphs 1 through 4, other than as to enforceability) and the successors and assigns of the Purchaser and be provided to governmental authorities (including the National Association of Insurance Commissioners).

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EXHIBIT 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASER

The opinion of Foley & Lardner LLP, special counsel to the Purchaser, shall be to the effect that:

1.             The Agreement, the Notes, the Supplemental Indenture and the Indenture constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

2.             Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Foley & Lardner LLP may rely, as to matters of Washington law, on the opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP, special counsel for the Company, provided that it shall state that such opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP is satisfactory in form and scope to it, and that, in its opinion, it and the Purchaser are justified in relying thereon.  Such opinion shall cover such other matters relating to the sale of the Notes as the Purchaser may reasonably request.